Exhibit 99.1
Press Release
For Immediate Release
Beazer Homes Updates Expectations for Certain FY 2010 Operating Data
ATLANTA, September 15, 2010 — Beazer Homes USA, Inc. (NYSE: BZH) today announced updated expectations for certain forward-looking statements pertaining to its Fiscal 2010 results, ending September 30, 2010. The update was provided in advance of investor conferences and meetings scheduled to occur in September during which these matters may be discussed.
Updated Forward-Looking Statements:
•	FY 2010 New Home Orders — The Company previously has said that it expected new home orders for Fiscal 2010 to be higher than Fiscal 2009’s level of 4,205 homes. Through June 30, 2010, the Company reported 3,438 orders for new homes, meaning the Company expected 4th quarter new home orders of at least 767 homes. This compares to 1,012 new home orders in the 4th quarter of last year which reflected sales resulting from the initial term of the First Time Homebuyer Tax Credit which expired in October 2009.

Based on sales results through September 15th, the Company now expects that new home orders will be between 700 and 800 homes for the fourth quarter of Fiscal 2010, resulting in year-over-year new home orders that may be above or below Fiscal 2009 results. This revised expectation reflects a slower-than-anticipated improvement in new home orders after the expiration of the First Time Homebuyer Tax Credit which ultimately expired in April 2010.

Although housing affordability is at record levels, prospective home buyers continue to exercise caution in committing to a home purchase transaction. Until general economic conditions improve, including improvements in employment and home foreclosure activity, the Company anticipates the new home sales environment will remain challenging.

•	FY 2010 Land & Land Development Spending — In August, the Company estimated that its 4th quarter land and land development spending would be between $70 and $90 million, resulting in full year Fiscal 2010 land and land development spending of between $200 and $220 million. The Company now expects full year Fiscal 2010 land and land development spending will be below $200 million. The Company owns or controls over 25,000 lots and is primarily pursuing land opportunities for Fiscal 2012 and beyond. As such, the Company currently has significant discretion over the timing and magnitude of its land and land development spending.

Newly-Provided Forward-Looking Statements:
•	FY 2010 Home Closings — The Company estimates home closings from continuing operations for Fiscal 2010 will be approximately 4,600 homes, representing a modest improvement over the 4,330 homes closed in Fiscal 2009.
Re-Confirmed Forward-Looking Statements:
•	FY 2010 Gross Margins — The Company expects Fiscal 2010 Gross Margins, excluding inventory impairments and abandonment charges, to be higher than comparable Fiscal 2009 Gross Margins which were 11.7%.

•	Cash Balance at September 30, 2010 — The Company expects its cash balance at September 30, 2010 will be in excess of $500 million.
Forward Looking Statements
This press release contains forward-looking statements, including statements regarding our new home orders, closings, gross margins, cash balance and land and land development spending from continuing operations for the quarter or fiscal year ending September 30, 2010. Forward-looking statements are not guarantees of future performance and a variety of factors could cause our actual results to differ materially from the results discussed in the forward-looking statements. These factors include, but are not limited to, (i) our fiscal year has not yet closed and accordingly operating and financial results are not final for Fiscal 2010, (ii) economic changes nationally or in local markets, including changes in consumer confidence, volatility of mortgage interest rates, inflation and foreclosure rates; (iii) our estimates related to homes to be delivered in the future based on new orders are imprecise as they are subject to various cancellation risks which cannot be fully controlled, and (iv) continued or increased disruption in the availability of mortgage financing. For other factors, see “Risk Factors” and other related information contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and our Quarterly Reports for the fiscal quarters ended December 31, 2010, March 31, 2010 and June 30, 2010.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.
CONTACT: Beazer Homes USA, Inc.
Jeff Hoza
Vice President, Treasurer
770-829-3700
jhoza@beazer.com